MERITAGE HOSPITALITY GROUP INC.
AMENDED 2004 DIRECTORS’ SHARE EQUITY PLAN

        The purpose of this 2004 Directors’ Share Equity Plan, as amended, is to advance the interests of Meritage Hospitality Group Inc. and its shareholders by providing the non-employee members of the Company’s Board of Directors with the ability to increase their proprietary interest in the Company with grants of options to purchase common shares as set forth herein. The Company anticipates this will reinforce the commonality of interest between Meritage’s shareholders and the non-employee members of the Board of Directors.

    1.        Effective Date of the Plan. This Plan shall become effective on the date of its adoption by shareholders (i.e., May 18, 2004). Effective on that date, it replaces the 2001 Directors’ Share Option Plan, as amended.

    2.        Eligible Directors. An Eligible Director is each director of the Company who is not also an employee of the Company.

    3.        Shares Subject to the Plan. The shares to be issued to Eligible Directors directly and upon the exercise of the options granted shall be common shares, $.01 par value, of the Company. Either treasury or authorized and unissued common shares, or both, as the Board of Directors shall from time to time determine, may be so issued. Common shares which are the subject of any lapsed, expired or terminated options may be made the subject of additional options under the Plan.

        Subject to the provisions of Section 5 hereof, the aggregate number of common shares which may be subjected to options or directly issued to Eligible Directors under this Plan shall be 150,000 common shares.

    4.        Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors. Subject to the express provisions of this Plan, the Committee shall have the authority to establish the terms and conditions of option agreements and stock issuances. Such agreements need not be uniform.

    5.        Adjustments to Common Shares and Option Price.

5.1 In the event of changes in the outstanding common shares of the Company as a result of share dividends, split-ups, recapitalizations, combinations or exchanges, the number and class of common shares authorized pursuant to this Plan and the number and class of common shares and option price for each option which is outstanding under this Plan shall be correspondingly adjusted by the Committee.

5.2 The Committee shall make appropriate adjustments in the price of outstanding options to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

5.3 In the event of the dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation or in which the outstanding common shares of the Company are converted into cash, other securities or other property, each outstanding option issued hereunder shall terminate as of a date fixed by the Committee, provided that no less than 20 days’ written notice of the date of expiration shall be given to each holder of an option. Each such holder shall have the right during such period following notice to exercise the option as to all or any part of the option for which it is exercisable at the time of such notice.

    6.        Grant of Options. Effective at the 2004 Annual Shareholders’ Meeting, and at each subsequent Annual Shareholders’ Meeting thereafter, each Eligible Director shall be granted an option for the purchase of 5,000 common shares. Persons who become Eligible Directors after the effective date of the Plan shall be granted an option for 5,000 common shares as a result of their election, whether by shareholders or directors, and shall thereafter be eligible to receive the standard grant provided at subsequent Annual Shareholders’ Meetings. All grants shall be made on the date of the event giving rise to the option. Such grants shall continue until the number of the shares provided for in Section 3 are exhausted. Subject to the terms and conditions of the Plan, the Compensation Committee may, from time to time, grant additional options to Eligible Directors on such terms and conditions as the Committee may determine.

    7.        Option Exercise Price. The purchase price of common shares which may be acquired pursuant to the exercise of any option granted pursuant to the Plan shall be the last closing sale price reported on the date of grant on the American Stock Exchange, or such other exchange or trading system on which the Company’s common shares are then trading.

    8.        Period of Option. The term of each option shall be ten years from the date of grant.

    9.        Exercise of Option. At any time following six months from its date of issue, an option may be exercised by an Eligible Director as to all or part of the shares covered thereby by giving written notice to the Company at its principal office, directed to the attention of its Corporate Secretary, accompanied by payment of the option price in full for shares being purchased. The payment of the option price shall be either in cash or by delivery of Mature Shares of the Company having a fair market value equal to the purchase price on the date of exercise of the option, or by any combination of cash and such Mature Shares. “Mature Shares” are defined as Company common shares that an Eligible Director has owned for at least six months. Payment may also be made through a broker-assisted cashless exercise of Stock Options.

    10.        Nontransferability of Options. An option is not transferable by an Eligible Director to whom granted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the “Code”), or Title 1 of the Employee Retirement Income Security Act, as amended.

    11.        Death or Disability of an Optionee. If an optionee shall cease to be an Eligible Director on account of disability or death, an option theretofore granted to such Eligible Director may be exercised by the optionee or, in the case of death, by the legal representative of the estate of the deceased option holder or by the person or persons to whom such Eligible Director’s rights under the option shall pass by will or the laws of descent and distribution, at any time within one year from the date the optionee ceased to be an Eligible Director, but only to the extent the option holder was entitled to exercise the option at the date of such cessation and only during the option period. “Disability” shall have the meaning ascribed to it in Section 105(d)(4) of the Code.

    12.        Rights as a Shareholder. The holder of an option shall not have any of the rights of a shareholder of the Company with respect to the shares subject to an option until a certificate or certificates for such shares shall have been issued upon the exercise of the option.

    13.        Amendment and Termination.

13.1 The Plan shall terminate five years after its effective date and thereafter no issuances of options or common shares shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to the terms and conditions of the Plan. The Board of Directors of the Company at any time prior to that date may terminate the Plan or make such amendments to it as the Board of Directors shall deem advisable subject to rules of the American Stock exchange or such other exchange or trading system on which the Company’s common shares are trading. No termination or amendment of the Plan may, without the consent of the holder of an option then existing, terminate the option or materially and adversely affect the rights under the option. No amendment shall, without shareholder approval, increase the number of shares available under the Plan.

13.2 This Plan may not be amended more than once every six months other than to conform to changes in the Code, the Employee Retirement Income Security Act, as amended, or the rules thereunder.

    14.        Automatic Termination of Option. Notwithstanding anything contained herein to the contrary:

14.1 If at any time a holder of an option granted under this Plan becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company, such option shall automatically terminate as of the date such conflicting relationship was established regardless of whether such option is exercisable in whole or in part at such time.

14.2 An option shall terminate immediately if such termination is for cause. Cause is defined as including, but not limited to, theft or intentional damage to Company property, the use of illegal drugs, the commission of a criminal act, or willful violations of the law or of policies of the Company which prohibit directors from trading common shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.